                                                                     EXHIBIT 4.2






================================================================================






                         QUANTUM HEALTH RESOURCES, INC.

                                       AND

                        FIRST TRUST NATIONAL ASSOCIATION,
                                     Trustee


                           ---------------------------

                                    Indenture

                           Dated as of October 8, 1993

                           ---------------------------



               4 3/4% Convertible Subordinated Debentures Due 2000






================================================================================

                 Certain Sections of this Indenture relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:



                              CROSS-REFERENCE TABLE

Trust Indenture                                              Indenture
  Act Section                                                 Section
---------------                                              ---------

ss. 310 (a)(1).............................................. 6.9
        (a)(2).............................................. 6.9
        (a)(3).............................................. N.A.
        (a)(4).............................................. N.A.
        (a)(5).............................................. 6.9
        (b)................................................. 6.8, 6.10
ss. 311 (a)................................................. 6.13
        (b)................................................. 6.13
        (c)................................................. N.A.
ss. 312 (a)................................................. 7.1
        (b)................................................. 7.2(b)
        (c)................................................. 7.2(c)
ss. 313 (a)................................................. 7.3(a)
        (b)................................................. 7.3(a)
        (c)................................................. 7.3(a)
        (d)................................................. 7.3(b)
ss. 314 (a)................................................. 7.4
        (a)(4).............................................. 10.4
        (b)................................................. N.A.
        (c)................................................. 1.2, 1.3, 3.3, 4.1
        (c)(3).............................................. N.A.
        (d)................................................. N.A.
        (e)................................................. 1.2
ss. 315 (a)................................................. 6.1
        (b)................................................. 6.2
        (c)................................................. 6.1
        (d)................................................. 6.1
        (e)................................................. 5.14
ss. 316 (a)................................................. 1.1
        (a)(1)(A)........................................... 5.2; 5.12
        (a)(1)(B)........................................... 5.13
        (a)(2).............................................. N.A.
        (b)................................................. 5.8
        (c)................................................. 1.4(c)
ss. 317 (a)(1).............................................. 5.3
        (a)(2).............................................. 5.4
        (b)................................................. 10.3
ss. 318 (a)................................................. 1.7


----------

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                TABLE OF CONTENTS

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                                                                            ----

                                    ARTICLE I

                        Definitions and Other Provisions
                             of General Application

SECTION 1.1.   Definitions.....................................................1
SECTION 1.2.   Compliance Certificates and Opinions............................8
SECTION 1.3.   Form of Document Delivered to Trustee...........................9
SECTION 1.4.   Acts of Holders; Record Dates...................................9
SECTION 1.5.   Notices, Etc., to Trustee and Company..........................10
SECTION 1.6.   Notices to Holders.............................................11
SECTION 1.7.   Waiver; Impracticable Notice...................................11
SECTION 1.8.   Conflict with Trust Indenture Act..............................11
SECTION 1.9.   Effect of Headings and Table of Contents.......................11
SECTION 1.10.  Successors and Assigns.........................................12
SECTION 1.11.  Separability Clause............................................12
SECTION 1.12   Benefits of Indenture..........................................12
SECTION 1.13   Governing Law..................................................12
SECTION 1.14   Legal Holidays.................................................12
SECTION 1.15   Immunity of Incorporators, Stockholders, Officers
                    and Directors.............................................12
SECTION 1.16   Acceptance by Trustee..........................................13

                                   ARTICLE II

                                 Debenture Forms

SECTION 2.1    Forms Generally................................................13
SECTION 2.2    Form of Face of Debenture......................................13
SECTION 2.3    Form of Reverse of Debenture...................................16

                                   ARTICLE III

                                 The Debentures

SECTION 3.1    Title and Terms................................................25
SECTION 3.2    Denominations..................................................26
SECTION 3.3    Execution, Authentication, Delivery and Dating.................26
SECTION 3.4    Temporary Debentures...........................................27
SECTION 3.5    Registration, Registration of Transfer and Exchange............27
SECTION 3.6    Mutilated, Destroyed, Lost and Stolen Debentures...............28


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                                                                            Page
                                                                            ----

SECTION 3.7    Payment of Interest; Interest Rights Preserved.................29
SECTION 3.8    Persons Deemed Owners..........................................31
SECTION 3.9    Cancellation...................................................31
SECTION 3.10   Computation of Interest........................................31

                                   ARTICLE IV

                           Satisfaction and Discharge

SECTION 4.1    Satisfaction and Discharge of Indenture........................31
SECTION 4.2    Application of Trust Money.....................................33
SECTION 4.3    Reinstatement..................................................33

                                    ARTICLE V

                                    Remedies

SECTION 5.1    Events of Default..............................................33
SECTION 5.2    Acceleration of Maturity; Rescission and Annulment.............35
SECTION 5.3    Collection of Indebtedness and Suits for
                    Enforcement by Trustee....................................36
SECTION 5.4    Trustee May File Proofs of Claim...............................37
SECTION 5.5    Trustee May Enforce Claims Without Possession of Debentures....37
SECTION 5.6    Application of Money Collected.................................38
SECTION 5.7    Limitation on Suits............................................38
SECTION 5.8    Unconditional Right of Holders to Receive Principal,
                    Premium and Interest and to Convert.......................39
SECTION 5.9    Restoration of Rights and Remedies.............................39
SECTION 5.10   Rights and Remedies Cumulative.................................39
SECTION 5.11   Delay or Omission Not Waiver...................................39
SECTION 5.12   Control by Holders.............................................40
SECTION 5.13   Waiver of Past Defaults........................................40
SECTION 5.14   Undertaking for Costs..........................................40

                                   ARTICLE VI

                                   The Trustee

SECTION 6.1    Certain Duties and Responsibilities............................41
SECTION 6.2    Notice of Defaults.............................................42
SECTION 6.3    Certain Rights of Trustee......................................42
SECTION 6.4    Not Responsible for Recitals or Issuance of Debentures.........43
SECTION 6.5    May Hold Debentures............................................44
SECTION 6.6    Money Held in Trust and Accrued Interest.......................44

                                                                            Page
                                                                            ----

SECTION 6.7    Compensation and Reimbursement.................................44
SECTION 6.8    Disqualification; Conflicting Interests........................45
SECTION 6.9    Corporate Trustee Required; Eligibility........................45
SECTION 6.10   Resignation and Removal; Appointment of Successor..............45
SECTION 6.11   Acceptance of Appointment by Successor.........................46
SECTION 6.12   Merger, Conversion, Consolidation or Succession
                    to Business...............................................47
SECTION 6.13   Preferential Collection of Claims Against Company..............47
SECTION 6.14   Appointment of Authenticating Agent............................47

                                   ARTICLE VII

                Holders' Lists and Reports by Trustee and Company

SECTION 7.1    Company to Furnish Trustee Names and Addresses of Holders......48
SECTION 7.2    Preservation of Information; Communications to Holders.........49
SECTION 7.3    Reports by Trustee.............................................49
SECTION 7.4    Reports by Company.............................................49

                                  ARTICLE VIII

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 8.1    Company Consolidate, Etc., Only on Certain Terms...............50
SECTION 8.2    Successor Substituted..........................................51

                                   ARTICLE IX

                             Supplemental Indentures

SECTION 9.1    Supplemental Indentures Without Consent of Holders.............51
SECTION 9.2    Supplemental Indentures with Consent of Holders................52
SECTION 9.3    Execution of Supplemental Indentures...........................53
SECTION 9.4    Effect of Supplemental Indentures..............................53
SECTION 9.5    Conformity with Trust Indenture Act............................53
SECTION 9.6    Reference in Debentures to Supplemental Indentures.............53
SECTION 9.7    Notice of Supplemental Indenture...............................54

                                    ARTICLE X

                                    Covenants

SECTION 10.1   Payment of Principal, Premium and Interest.....................54
SECTION 10.2   Maintenance of Office or Agency................................54

                                                                            Page
                                                                            ----

SECTION 10.3   Money for Debentures to Be Held in Trust.......................54
SECTION 10.4   Statement by Officers as to Default............................56
SECTION 10.5   Existence......................................................56
SECTION 10.6   Waiver of Stay, Extension and Usury Laws.......................56

                                   ARTICLE XI

                            Redemption of Debentures

SECTION 11.1   Right of Redemption............................................56
SECTION 11.2   Applicability of Article.......................................57
SECTION 11.3   Election to Redeem; Notice to Trustee..........................57
SECTION 11.4   Selection by Trustee of Debentures to Be Redeemed..............57
SECTION 11.5   Notice of Redemption...........................................58
SECTION 11.6   Deposit of Redemption Price....................................58
SECTION 11.7   Debentures Payable on Redemption Date..........................59
SECTION 11.8   Debentures Redeemed in Part....................................59
SECTION 11.9   Conversion Arrangement on Call for Redemption..................59

                                   ARTICLE XII

                           Subordination of Debentures

SECTION 12.1   Debentures Subordinate to Senior Indebtedness..................60
SECTION 12.2   Payment Over of Proceeds Upon Dissolution, Etc.................61
SECTION 12.3   No Payment When Senior Indebtedness in Default.................62
SECTION 12.4   Payment Permitted If No Default................................62
SECTION 12.5   Subrogation to Rights of Holders of Senior Indebtedness........62
SECTION 12.6   Provisions Solely to Define Relative Rights....................63
SECTION 12.7   Trustee to Effectuate Subordination............................63
SECTION 12.8   No Waiver of Subordination Provisions..........................64
SECTION 12.9   Notice to Trustee..............................................64
SECTION 12.10  Reliance on Judicial Order or Certificate of
                    Liquidating Agent.........................................65
SECTION 12.11  Trustee Not Fiduciary for Holders of Senior Indebtedness.......65
SECTION 12.12  Rights of Trustee as Holder of Senior Indebtedness;
                    Preservation of Trustee's Rights..........................65
SECTION 12.13  Article Applicable to Paying Agents............................66
SECTION 12.14  Certain Conversions Deemed Payment.............................66

                                                                            Page
                                                                            ----

                                  ARTICLE XIII

                            Conversion of Debentures

SECTION 13.1   Conversion Privilege and Conversion Price......................66
SECTION 13.2   Exercise of Conversion Privilege...............................67
SECTION 13.3   Fractions of Shares............................................68
SECTION 13.4   Adjustment of Conversion Price.................................68
SECTION 13.5   Notice of Adjustments of Conversion Price......................73
SECTION 13.6   Notice of Certain Corporate Action.............................74
SECTION 13.7   Company to Reserve Common Stock................................75
SECTION 13.8   Taxes on Conversions...........................................75
SECTION 13.9   Covenant as to Common Stocks...................................75
SECTION 13.10  Cancellation of Converted Debentures...........................75
SECTION 13.11  Provisions in Case of Consolidation, Merger
                    or Sale of Assets.........................................75
SECTION 13.12  Trustee's Disclaimer...........................................76

                                   ARTICLE XIV

                     Repurchase of Debentures at the Option
                         of the Holder Upon a Risk Event

SECTION 14.1   Right to Require Repurchase....................................76
SECTION 14.2   Notices; Method of Exercising Repurchase Right, Etc............76
SECTION 14.3   Certain Definitions............................................78

         INDENTURE, dated as of October 8, 1993, between Quantum Health Resources, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at Nexus City Square, 790 The City Drive South, Suite 400, Orange, California 92668 and First Trust National Association, a Minnesota corporation, as Trustee (herein called the "Trustee").


                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of its 4 3/4% Convertible Subordinated Debentures Due 2000 (herein called the "Debentures") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:


                                    ARTICLE I

                        Definitions and Other Provisions
                             of General Application

         SECTION 1.1 DEFINITIONS.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

                  (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (5) references to any Article, Section or other subdivision in this Indenture, unless otherwise described, are references to an Article, Section or subdivision of this Indenture; and

                  (6) "or" is not exclusive.

         "Act" when used with respect to any Holder has the meaning specified in
Section 1.4.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and, the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Debentures.

         "beneficial owner" has the meaning specified in Section 14.3(l).

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York authorized or obligated by law or executive order to close.

         "Closing Price" has the meaning specified in Section 13.4(g).

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 13.11, shares issuable on conversion of Debentures shall include only shares of the class designated as Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; PROVIDED that if at any time there shall be more than one such resulting class, the shares of each such class then issuable upon conversion of Debentures shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Notice" has the meaning specified in Section 14.2.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Constituent Person" has the meaning specified in Section 13.11.

         "Conversion Price" has the meaning specified in Section 13.1.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered which office is at the date as of which this Indenture is dated, located at IBJ Schroder, 1 State Street, New York, NY 10004.

         "corporation" means a corporation, association, company, joint-stock company or business trust.

         "Current Market Price" has the meaning specified in Section 13.4(g).

         "Debentures Payment" has the meaning specified in Section 12.2.

         "Debenture Register" and "Debenture Registrar" have the respective meanings specified in Section 3.5.

         "Defaulted Interest" has the meaning specified in Section 3.7.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Event of Default" has the meaning specified in Section 5.1.

         "Expiration Time" has the meaning specified in Section 13.4(f).

         "Holder" means a Person in whose name a Debenture is registered in the Debenture Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debentures.

         "Interest Period" has the meaning specified in Section 13.2.

         "Maturity", when used with respect to any Debenture, means the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "NASDAQ" and "NASDAQ/NMS" have the meanings specified in Section
13.4(g).

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.4 shall be the principal executive, financial or accounting officer of the Company.

         "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel to the Company. Each such opinion shall include the statements provided for in Section 1.2 if and to the extent required by the provisions of such Section.

         "Outstanding", when used with respect to Debentures, means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, EXCEPT:

                  (i) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Debentures, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; PROVIDED that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                 (iii) Debentures which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company; and

                  (iv) Debentures converted into Common Stock pursuant to Article Thirteen or into securities, cash and other property, pursuant to Section 13.11.

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debentures on behalf of the Company.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof and, provided that for purposes of Article 14, "Person" shall include all Persons specified in Section 14.3.

         "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

         "Proceeding" has the meaning specified in Section 12.2.

         "Purchased Shares" has the meaning specified in Section 13.4(f).

         "Redemption Date" when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture and includes any Repurchase Date as defined in Section 14.1.

         "Redemption Price" when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Repurchase Date" has the meaning specified in Section 14.1.

         "Repurchase Price" has the meaning specified in Section 14.1.

         "Risk Event" has the meaning specified in Section 14.3(3).

         "Responsible Officer" when used with respect to the Trustee means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurers, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Senior Indebtedness" means the principal of (and premium, if any) and interest on the following and any other payment due pursuant to any agreement or instrument creating or evidencing the following, whether outstanding at the date of execution of this Indenture or thereafter incurred or created: (a) indebtedness of the Company for money borrowed or in respect of letters of credit issued for its own account; (b) guarantees by the Company of indebtedness for money borrowed by, payment or performance obligations due from, or reimbursement obligations under letters of credit of, any Person; (c) purchase money indebtedness evidenced by notes, lease purchase agreements, purchase contracts or agreements, or similar instruments for the payment of which the Company is responsible or liable, by guarantee or otherwise; (d) obligations of the Company under any agreement to lease or any lease of, any real or personal property which are required to be capitalized in accordance with generally accepted accounting principles, or any other agreement to lease, or any lease of, any real or personal property which, by the terms thereof, are expressly designated as Senior Indebtedness; and (e) modifications, renewals, extensions and refundings of any such indebtedness, guarantees or obligations; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness, guarantees or obligations, or such modifications, renewals, extensions or refundings thereof, or the obligations of the Company pursuant to such a guarantee, are either (i) not superior in right of payment to the Debentures or (ii) subordinate in right of payment to all other indebtedness of the Company. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) indebtedness and advances among the Company and its Subsidiaries or (ii) indebtedness consisting of trade payables.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

         "Stated Maturity", when used with respect to any Debenture or any installment of interest thereon, means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of interest is due and payable.

         "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Trading Day" has the meaning specified in Section 13.4(g).

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by number or a word or words added before or after the title "vice president."

         SECTION 1.2 COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

         Every certificate (other than certificates provided pursuant to Section 10.4) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.3 FORM OF DOCUMENT DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.4 ACTS OF HOLDERS; RECORD DATES.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, any relevant action.

         (d) The ownership of Debentures shall be proved by the Debenture Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

         SECTION 1.5. NOTICES, ETC., TO TRUSTEE AND COMPANY. Any notice, request, demand, authorization, direction, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder and effective upon receipt if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

                  (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and shall be effective three Business Days after being mailed, first-class postage prepaid, to the Company at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer.

         SECTION 1.6 NOTICES TO HOLDERS. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Debenture Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

         SECTION 1.7 WAIVER; IMPRACTICABLE NOTICE. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         SECTION 1.8 CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof or of any supplemental indenture hereto limits, qualifies or conflicts with any provision of Sections 310 through 317, inclusive, of the Trust Indenture Act, which provision imposes duties on any Person, the applicable provisions of Sections 310 through 317, inclusive, of the Trust Indenture Act shall control.

         SECTION 1.9 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 1.10 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture, including any supplemental indenture hereto, by the Company shall bind its successors and assigns, whether so expressed or not.

         SECTION 1.11 SEPARABILITY CLAUSE. In case any provision in this Indenture, in any supplemental indenture hereto, or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 1.12 BENEFITS OF INDENTURE. Nothing in this Indenture, including any supplemental indenture hereto, or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture, including any supplemental indenture hereto.

         SECTION 1.13 GOVERNING LAW. This Indenture, including any supplemental indenture hereto, and the Debentures shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 1.14 LEGAL HOLIDAYS. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debenture or the last date on which a Holder has the right to convert such Holder's Debentures shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of interest or principal (and premium, if any) or conversion of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such last day for conversion, PROVIDED, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

         SECTION 1.15 IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS. No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on any Debenture, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all of the Debentures are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in the Debentures, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Debentures.

         SECTION 1.16 ACCEPTANCE BY TRUSTEE. First Trust National Association hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein set forth.


                                   ARTICLE II

                                 Debenture Forms

         SECTION 2.1 FORMS GENERALLY. The Debentures and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures.

         The definitive Debentures shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

         SECTION 2.2 FORM OF FACE OF DEBENTURE.

                         QUANTUM HEALTH RESOURCES, INC.

               4 3/4% Convertible Subordinated Debenture Due 2000

No. ______________                                                  $___________
                                                        CUSIP___________________

         Quantum Health Resources, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", such term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of _____________ Dollars on October 1, 2000, and to pay interest thereon from October 8, 1993 or from the most recent date on which interest has been paid or duly provided for, semi-annually on April 1 and October 1 each year, commencing April 1, 1994, at the rate of 4 3/4% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any April 1 or October 1 will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on March 15 or September 15, as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease not to be payable to the Holder of the Debenture on such March 15 or September 15 and before the following April 1 or October 1, respectively, this Debenture shall bear interest from such April 1 or October 1; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such April 1 or October 1, as the case may be, to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Debenture, from October 8, 1993. Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register for the Debentures.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of (and premium, if any) and interest on this Debenture to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) and provisions giving the holder of this Debenture the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                     QUANTUM HEALTH RESOURCES, INC.


                                     By:
                                         -------------------------------------


Attest:


----------------------------------

                          Certificate of Authentication

                  This is one of the Debentures referred to in the within-mentioned Indenture.

                                        First Trust National Association,
Dated:                                  as Trustee
      --------------------------


By:                                     By:
    ----------------------------            ----------------------------------
    AS AUTHENTICATING                       Authorized Signatory
    AGENT (if different from
    Trustee)


By:
    ----------------------------
    Authorized Signatory


         SECTION 2.3 FORM OF REVERSE OF DEBENTURE. This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 4 3/4% Convertible Subordinated Debentures Due 2000 (hereinbefore and hereinafter called the "Debentures"), limited in aggregate principal amount to $86,250,000, issued and to be issued under an Indenture, dated as of October 8, 1993 (hereinbefore and hereinafter called the "Indenture"), between the Company and First Trust National Association, as Trustee (hereinbefore and hereinafter called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

         Subject to and upon compliance with the provisions of the Indenture, the Holder of this Debenture is entitled, at such Holder's option beginning December 7, 1993, at any time on or before the close of business on October 1, 2000, or in case this Debenture or a portion hereof is called for redemption, then in respect of this Debenture or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the date fixed for redemption or, if the Company so elects and states on the notice of redemption, the date (which shall be the date fixed for redemption or an earlier date not less than 15 days after the date of mailing of the notice of redemption) on which the Company irrevocably deposits with a designated bank or trust company (which may be the Trustee) as Paying Agent, the Redemption Price, together with unpaid and accrued interest to such date, respectively, to convert this Debenture (or any portion of the principal amount hereof which is $1,000.00 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at a Conversion Price equal to $30.31 aggregate principal amount of securities for each share of Common Stock (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture) by surrender of this Debenture, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency in the Borough of Manhattan, The City of New York, accompanied by written notice to the Company that the Holder hereof elects to convert this Debenture, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any March 15 or September 15 next preceding any April 1 or October 1 to the opening of business on such April 1 or October 1 (unless this Debenture or the portion thereof being converted has been called for redemption on a date fixed for redemption within such period), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such April 1 or October 1 on the principal amount of this Debenture then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the March 15 or September 15 next preceding any April 1 or October 1 and on or before such April 1 or October 1, to the right of the Holder of this Debenture (or any Predecessor Debenture) of record at such March 15 or September 15 to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest, the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Debentures, so that this Debenture, if then outstanding, will be convertible thereafter, during the period this Debenture may be converted as specified above, into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately prior to such consolidation, merger or transfer.

         The Debentures are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after October 1, 1995, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning October 1 of the years indicated:

                          Redemption                              Redemption
            Year            Price               Year                 Price
----------------------    ----------   ----------------------     ----------

1995..................     103.39%     1998..................       101.36%
1996..................     102.71%     1999..................       100.68%
1997..................     102.04%


and 100% at October 1, 2000; together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Debentures, or one or more Predecessor Debentures, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture; PROVIDED, HOWEVER, that the Company may not redeem any Debentures prior to October 1, 1996 unless the Closing Price of the Company's Common Stock on any 20 Trading Days within the period of 30 consecutive Trading Days ending within ten (10) days of the date upon which the notice of redemption is first mailed shall have equaled or exceeded 150% of the Conversion Price in effect at the close of business on each such Trading Day.

         The Indenture provides that if a Risk Event (as defined therein) occurs, each Holder of Debentures shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase all of such Holder's Debentures, or any portion thereof that is an integral multiple of $1,000, for cash at a price equal to 100% of the principal amount of such Debentures to be repurchased without payment of any accrued interest to the date of repurchase.

         In the event of redemption, conversion or repurchase of this Debenture in part only, a new Debenture or Debentures for the portion hereof not redeemed, converted or repurchased will be issued in the name of the Holder hereof upon the cancellation hereof. The Company shall not be required to issue, exchange or register a transfer of (a) any Debentures for a period of 15 days immediately preceding the mailing of any notice of redemption of Debentures, (b) any Debentures or portions thereof selected or called for redemptions or (c) any Debentures or portions thereof surrendered for conversion; except in the case of any Debenture where notice has been given that such Debenture is to be redeemed or converted in part, the portion thereof not so redeemed or converted.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so pro-vided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

         If an Event of Default (as defined in the Indenture) shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

         Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency herein prescribed or to convert this Debenture as provided in the Indenture.

         The Debentures are issuable only in registered form without coupons in denominations of $1,000.00 or integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination or denominations, as requested by the Holder surrendering the same. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Debenture Register (as defined in the Indenture), upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denomina-tions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant for claim or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Debenture shall be governed by and construed in accordance with the laws of the State of New York.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                  UNIF GIFT MIN ACT -
TEN ENT - as tenants by the                     ____________________ Custodian
         entireties                                    (Cust)
JT TEN - as joint tenants with
         right of survivorship
         and not as tenants in                  ____________________ under
         common                                       (Minor)
                           Uniform Gifts to
                           Minors Act  _______________________
                                             (State)

                    Additional abbreviations may also be used
                          though not in the above list.

                           [FORM OF CONVERSION NOTICE]

To:  Quantum Health Resources, Inc.


         The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion hereof (which is $1,000.00 or an integral multiple thereof) below designated, into shares of Common Stock of Quantum Health Resources, Inc., securities, cash or other assets of the Company or other entity, as applicable, in accordance with the terms of the Indenture referred to in this Debenture, and directs that the securities issuable and deliverable upon such conversion, together with any cash or other assets or check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated:


                                          ------------------------------


                                          ------------------------------
                                                   Signature(s)

Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange if shares of Common Stock or other securities are to be delivered, or Debentures to be issued, other than to and in the name of the registered holder.


------------------------------------
         Signature Guarantee


Fill in for registration of shares or other securities if to be delivered, and Debentures if to be issued other than to and in the name of the registered holder:


---------------------------------------         Principal amount to be converted
                Name                            (in an integral multiple of

---------------------------------------         $1,000.00, if less than all of
            Street Address                      a Debenture):        $__________


---------------------------------------         --------------------------------
       City, State and Zip Code                 Social Security of Other
                                                Taxpayer Identification
     (Please print name and address)            Number

                       [FORM OF OPTION TO ELECT REPURCHASE
                               UPON A RISK EVENT]

TO:      QUANTUM HEALTH RESOURCES, INC.


         The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Quantum Health Resources, Inc. as to the occurrence of a Risk Event (as defined in the Indenture) and requests and instructs Quantum Health Resources, Inc. to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture, together without payment of any accrued interest to such date, to the registered holder hereof.

Date:
      -----------------------------

                                            ------------------------------------
                                                          Signature(s)


                                            ------------------------------------
                                                 Social Security or Other
                                                 Taxpayer Identification Number

                                            Principal amount to be repurchased
                                            (in an integral multiple of
                                            $1,000.00, if less than all of a
                                            Debenture):

                                                     $____________, 000

                              [FORM OF ASSIGNMENT]

         For value received ______________________________ hereby sell(s), assign(s) and transfer(s) unto ____________ (please insert social security or other identifying number of assignee) the within Debenture and hereby irrevocably constitutes and appoints ______________________________ attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:


------------------------------------        ------------------------------------
            Signature(s)

Signature(s) must be guaranteed by a
commercial bank or trust company or a
member firm of a major stock exchange.


------------------------------------
       Signature Guarantee


NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or any change whatever.


                                   ARTICLE III

                                 The Debentures

         SECTION 3.1 TITLE AND TERMS. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $86,250,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 3.4, 3.5, 3.6, 9.6, 11.8 or 13.2.

         Each Debenture shall be dated the date of its authentication.

         The Debentures shall be known and designated as the "4 3/4% Convertible Subordinated Debentures Due 2000" of the Company. Their Stated Maturity shall be October 1, 2000, and they shall bear interest at the rate of 4 3/4% per annum, payable semiannually on April 1 and October 1 of each year, commencing the first such date after October 8, 1993, from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for on the Debentures, from October 8, 1993, until payment of the principal sum has been made or duly provided for. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, all Debentures authenticated by the Trustee after the close of business on the Regular Record Date for any Interest Payment Date (March 15 or September 15, as the case may be) and prior to such Interest Payment Date shall be dated the date of authentication, but shall bear interest from such Interest Payment Date, PROVIDED, HOWEVER, that if and to the extent that the Company shall default in interest due on such Interest Payment Date, then any such Debenture shall bear interest from the April 1 or the October 1, as the case may be, immediately preceding the date on which interest has been paid or duly provided for, or if no interest has been paid or duly provided for the Debenture, from October 8, 1993.

         The principal of (and premium, if any) and interest on the Debentures shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose; PROVIDED, HOWEVER, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register.

         The Debentures shall be redeemable as provided in Article Eleven.

         The Debentures shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve.

         The Debentures shall be convertible as provided in Article Thirteen.

         SECTION 3.2 DENOMINATIONS. The Debentures shall be issuable only in registered form without coupons and only in denominations of $1,000.00 and any integral multiple thereof.

         SECTION 3.3 EXECUTION, AUTHENTICATION, DELIVERY AND DATING. The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Debentures may be manual or facsimile.

         Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such officer prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures; and the Trustee in accordance with such Company Order shall authenticate and deliver such Debentures as in this Indenture provided and not otherwise.

         No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

         SECTION 3.4 TEMPORARY DEBENTURES. Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denominations, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

         If temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at any office or agency of the Company designated pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

         SECTION 3.5 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE. The Company shall keep at its principal office, or shall cause to be kept, at one of the offices or agencies maintained pursuant to Section 10.2 a register (the register maintained in such office being herein sometimes collectively referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Debenture Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times, such register shall be open for inspection by the Trustee. The Trustee is hereby appointed "Debenture Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

         Upon surrender for registration of transfer of any Debenture at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount.

         At the option of the Holder, Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

         All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

         Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Section 3.4, 9.6 or 11.8 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures selected for redemption under Section 11.4 and ending at the close of business on the day of such mailing, or (ii) to register the transfer or exchange of any Debenture so selected for redemption or surrendered for conversion in whole or in part, except the unredeemed or unconverted portion of any Debenture being redeemed or converted in part.

         SECTION 3.6 MUTILATED, DESTROYED, LOST AND STOLEN DEBENTURES. If any mutilated Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and
(ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Debenture has matured or is about to mature or has been called for redemption in full, or is being surrendered for conversion in full, the Company in its discretion may, instead of issuing a new Debenture, pay the principal of and premium, if any, and interest on such Debenture.

         Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

         SECTION 3.7 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED. Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder by virtue of having been such Holder on the relevant Regular Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the Debenture Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

         In the case of any Debenture which is converted or redeemed after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Debenture whose Maturity is prior to such Interest Payment
Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwith-standing such conversion or redemption, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Debenture which is converted or redeemed, interest whose Stated Maturity is after the date of conversion or redemption, as the case may be, of such Debenture shall not be payable.

         SECTION 3.8 PERSONS DEEMED OWNERS. Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.7 and 11.7) interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 3.9 CANCELLATION. Except as otherwise provided in Sections 11.8 and 13.2, all Debentures surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, upon payment, redemption, registration of transfer or exchange or conversion, shall be promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly canceled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debentures held by the Trustee shall be disposed of as directed by a Company Order.

         SECTION 3.10 COMPUTATION OF INTEREST. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.


                                   ARTICLE IV

                           Satisfaction and Discharge

         SECTION 4.1 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Debentures herein expressly provided for), and the Trustee, on de-mand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (1)      either

                           (a) all Debentures theretofore authenticated and
                  delivered (other than (i) Debentures which have been mutilated, destroyed lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                           (b) all such Debentures not theretofore delivered to
                  the Trustee for cancellation

                                    (i) have become due and payable, or

                                    (ii) will become due and payable at their
                           stated Maturity within one year, or

                                    (iii) are to be called for redemption within
                           one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or
                           (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation (other than Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6), for principal (and premium, if any) and interest to the date of such deposit (in the case of such Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7 and, if money shall have been deposited with the Trustee pursuant to clause (b) of subparagraph (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

         SECTION 4.2 APPLICATION OF TRUST MONEY. Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Debentures subsequently converted shall be returned to the Company upon Company Request. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Debentures (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

         SECTION 4.3 REINSTATEMENT. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article 4 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this Article 4 until such time as the Trustee or Paying Agent is permitted to apply all money held in trust with respect to the Debentures; provided, however, that if the Company makes any payment of principal of or any premium or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Debentures to receive such payment from the money so held in trust.


                                    ARTICLE V

                                    Remedies

         SECTION 5.1 EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest upon any Debenture when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not such payment is prohibited by the provisions of Article Twelve); or

                  (2) default in the payment of the principal of (or premium, if any, on) any Debenture at its Maturity; or

                  (3) a default in the payment of the Repurchase Price (as defined in Section 14.1) in respect of any Debenture on the Repurchase Date (as defined in Section 14.1) therefor in accordance with the provisions of Article 14, whether or not such payment is prohibited by the provisions of Article 12; or

                  (4) failure on the part of the Company to perform any covenant or warranty of the Company in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), which continues for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures a written notice specifying such failure, requiring the Company to remedy the same and stating that such notice is a "Notice of Default" hereunder; or

                  (5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any of its Subsidiaries or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary (including this Indenture), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of such indebtedness in an amount exceeding $5,000,000 when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness in an amount exceeding $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                  (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (7) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action.

         SECTION 5.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal of and accrued and unpaid interest on all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and accrued interest shall become immediately due and payable. If an Event of Default specified in subparagraphs (6) or (7) of
Section 5.1 occurs, the principal amount of (and premium, if any, on) the outstanding Debentures and interest accrued thereon IPSO FACTO shall be immediately due and payable without any declaration or other act by the Trustee or the Holders, anything contained in this Indenture or in the Debentures to the contrary notwithstanding.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as herein-after in this Article provided, the Holders of a majority in principal amount of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (a) all overdue interest on all Debentures,

                           (b) the principal of (and premium, if any, on) any
                  Debentures which has become due otherwise than by such declaration of acceleration and interest thereon to the date of such deposit at the rate borne by the Debentures,

                           (c) to the extent that payment of such interest is
                  lawful, interest to the date of such deposit upon overdue interest at the rate borne by the Debentures, and

                           (d) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         and

                  (2) all Events of Default, other than the non-payment of the principal of Debentures which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 5.3 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE. The Company covenants that if

                  (1) default is made in the payment of any interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of (or premium, if any, on) any Debenture at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, to the date the Company makes payment of such overdue principal (and premium, if any) or overdue interest at the rate borne by the Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest an the Debentures to the registered Holders thereof, whether or not the Debentures are overdue.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 5.4 TRUSTEE MAY FILE PROOFS OF CLAIM. In case of any judicial proceeding relative to the Company (or any other obligor upon the Debentures), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 5.5 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBENTURES. All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

         SECTION 5.6 APPLICATION OF MONEY COLLECTED. Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section 6.7;

         SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal (and premium, if any) and interest, respectively;

                  THIRD:  The balance, if any, to the Company.

                  SECTION 5.7 LIMITATION ON SUITS. No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (2) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         SECTION 5.8 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST AND TO CONVERT. Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest on such Debenture on the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption Date), to receive payment of the principal of such Debenture on any Redemption Date, to convert such Debenture in accordance with Article Thirteen and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

         SECTION 5.9 RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 5.10 RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.11 DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 5.12 CONTROL BY HOLDERS. The Holders of a majority in principal amount of the outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, PROVIDED that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 5.13 WAIVER OF PAST DEFAULTS. The Holders of not less than a majority in principal amount of the Outstanding Debentures, may on behalf of the Holders of all the Debentures, waive any past default hereunder and its consequences, except a default

                  (1) in the payment of the principal of (or premium, if any) or interest on any Debenture, or

                  (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 5.14 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Debenture by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures, or to any suit instituted by any Holder for the enforcement of the payment of the principal (or premium, if any) or interest on any Debenture on or after its Stated Maturity or of the right to convert any Debenture in accordance with Article Thirteen.

                                   ARTICLE VI

                                   The Trustee

         SECTION 6.1 CERTAIN DUTIES AND RESPONSIBILITIES.

         (a) Except during the continuance of an Event of Default,

                  (1) the Trustee undertakes to perform such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) the Trustee may conclusively rely, as to the truth of the statements and the corrections of the opinions expressed therein, in the absence of bad faith on its part, upon certificates or opinions furnished conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

         (b) In case an Event of Default has occurred and is continuing and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in the exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, EXCEPT that

                  (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         SECTION 6.2 NOTICE OF DEFAULTS. The Trustee shall give the Holders notice of any default hereunder known to the Trustee as and to the extent provided by the Trust Indenture Act; PROVIDED, however, that in the case of any default of the character specified in Section 5.1(4), no such notice to Holders shall be given until 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

         SECTION 6.3 CERTAIN RIGHTS OF TRUSTEE. Subject to the provisions of
Section 6.1:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (unless other evidence in respect thereof be herein prescribed); and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (h) the Trustee shall not be deemed to have knowledge of an Event of Default or of any event or condition which, with the giving of notice, the passage of time or both, might constitute an Event of Default unless (i) the Trustee has received written notice thereof from the Company or any Holder of Debentures or (ii) a Responsible Officer of the Trustee has actual knowledge thereof; provided, HOWEVER, that the Trustee shall be deemed to have knowledge of the occurrence of an Event of Default described in Subsections (1) and (2) of Section 5.1 if the Trustee is acting as Paying Agent at the time of default; and

                  (i) if and to the extent that the Trustee is appointed to act in one or all of the following capacities: Authenticating Agent, Debenture Registrar and Paying Agent, the duties, liabilities and obligations of the Trustee in such capacities shall be subject in all respects to the terms of Section 6.1 and this Section 6.3.

         SECTION 6.4 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF DEBENTURES. The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

         SECTION 6.5 MAY HOLD DEBENTURES. The Trustee, any Paying Agent, any Debenture Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Debenture Registrar or such other agent.

         SECTION 6.6 MONEY HELD IN TRUST AND ACCRUED INTEREST. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. All interest on any money received by the Trustee shall be treated as money collected under Section 5.6 and shall be applied as provided in Section 5.6.

         SECTION 6.7 COMPENSATION AND REIMBURSEMENT. The Company agrees

                  (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder as Trustee, Authenticating Agent, Debenture Registrar or Paying Agent.

         If the Trustee incurs expenses or renders services in connection with an Event of Default under Section 5.1(6) or 5.1(7), the Trustee's expenses (including reasonable attorneys' fees and expenses) and its compensation for such services, are intended to constitute expenses of administration under applicable Federal or State bankruptcy, insolvency or other laws.

         The provisions of this Section 6.7 shall survive the satisfaction and discharge of the Indenture in accordance with Article 4 and the resignation or removal of the Trustee in accordance with this Article 6.

         SECTION 6.8 DISQUALIFICATION; CONFLICTING INTERESTS. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent within the time period, and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

         SECTION 6.9 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $25,000,000 and subject to supervision or examination by Federal or State authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 6.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company.

         (d) If at any time:

                  (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within 90 days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 6.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         SECTION 6.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

         SECTION 6.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall at all times comply with Section 311(a) of the Trust Indenture Act, subject, however, to the provisions of Section 311(b). A trustee who has resigned or been removed as trustee under this Indenture shall be subject to the provisions of Section 311(a) of the Trust Indenture Act to the extent provided therein.

         SECTION 6.14 APPOINTMENT OF AUTHENTICATING AGENT. The Trustee may appoint an Authenticating Agent or Agents which shall be acceptable to the Company authorized to act on behalf of the Trustee to authenticate Debentures issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 3.6, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Whenever reference is made in this Indenture or in the Debentures to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication, such references shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed an behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $25,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accor-dance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Debenture Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.


                                   ARTICLE VII

                Holders' Lists and Reports by Trustee and Company

         SECTION 7.1 COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS. The Company will furnish or cause to be furnished to the Trustee

                  (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Debenture Registrar; and, PROVIDED that no such list need be furnished so long as the Trustee is acting as Debenture Registrar.

         SECTION 7.2 PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Debenture Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

         (c) Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

         SECTION 7.3 REPORTS BY TRUSTEE.

         (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Debentures are listed, with the Commission and with the Company. The Company will notify the Trustee when the Debentures are listed on any stock exchange.

         SECTION 7.4 REPORTS BY COMPANY. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; PROVIDED that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or

15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.


                                  ARTICLE VIII

              Consolidation, Merger, Conveyance, Transfer or Lease

         SECTION 8.1 COMPANY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                  (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debentures and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 13.11;

                  (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         SECTION 8.2 SUCCESSOR SUBSTITUTED. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1, the successor person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.


                                   ARTICLE IX

                             Supplemental Indentures

         SECTION 9.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Notwithstanding anything in Section 9.02 to the contrary, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures; or

                  (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (3)      to secure the Debentures; or

                  (4) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 13.11; or

                  (5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

                  (6) to add any additional Events of Default; or

                  (7) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other pro-visions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, PROVIDED that such action pursuant to this Clause (7) shall not adversely affect the interests of the Holders in any material respect;

                  (8) to provide for uncertificated Debentures in addition to or in place of certificated Debentures; or

                  (9) to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided such action shall not adversely affect the interests of Holders in any material respect.

         SECTION 9.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,

                  (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) , or adversely affect the right to convert any Debenture as provided in Article Thirteen (except as permitted by Section 9.1(4)), or adversely affect the right to cause the Company to repurchase any Debenture pursuant to Article 14, or modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders, or

                  (2) reduce the percentage in principal amount of the outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                  (3) modify any of the provisions of this Section or Section 5.13, except to increase any percentages contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.3 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall join with the Company in the execution of any such supplemental indenture (provided that the conditions thereto hereunder have been satisfied and the Trustee has received reasonable evidence thereof acceptable to it) unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         SECTION 9.4 EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.5 CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         SECTION 9.6 REFERENCE IN DEBENTURES TO SUPPLEMENTAL INDENTURES. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

         SECTION 9.7 NOTICE OF SUPPLEMENTAL INDENTURE. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 9.2, the Company shall transmit to the Holders a notice setting forth the substance of such supplemental indenture.


                                    ARTICLE X

                                    Covenants

         SECTION 10.1 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Debentures in accordance with the terms of the Debentures and this Indenture.

         SECTION 10.2 MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the Borough of Manhattan, The City of New York, New York an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange, where Debentures may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         SECTION 10.3 MONEY FOR DEBENTURES TO BE HELD IN TRUST. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Debentures, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Debentures) in the making of any payment in respect of the Debentures, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, or the Company, before such money shall be discharged from such trust, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 60 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 10.4 STATEMENT BY OFFICERS AS TO DEFAULT. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. Promptly after any officer of the Company has knowledge of the occurrence of any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default, the Company will deliver written notice thereof to the Trustee.

         SECTION 10.5 EXISTENCE. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

         SECTION 10.6 WAIVER OF STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, or any applicable usury law; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE XI

                            Redemption of Debentures

         SECTION 11.1 RIGHT OF REDEMPTION. The Debentures may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after October 1, 1995, at the Redemption Prices specified in the form of Debenture hereinbefore set forth, together with accrued interest to the Redemption Date; provided that the Company may not redeem any Debentures prior to October 1, 1996 unless the Closing Price of the Company's Common Stock on any 20 Trading Days within the period of 30 consecutive Trading Days ending within ten (10) days of the date upon which the notice of redemption is first mailed shall have equalled or exceeded 150% of the Conversion Price in effect at the close of business on each such Trading Day. The election of the Company to redeem any Debentures prior to October 1, 1996 shall be evidenced by an Officer's Certificate delivered to the Trustee, which shall state that the restriction contained in the foregoing proviso has been complied with.

         SECTION 11.2 APPLICABILITY OF ARTICLE. Redemption of Debentures at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

         SECTION 11.3 ELECTION TO REDEEM; NOTICE TO TRUSTEE. The election of the Company to redeem any Debentures pursuant to Section 11.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Debentures, the Company will, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debentures to be redeemed.

         SECTION 11.4 SELECTION BY TRUSTEE OF DEBENTURES TO BE REDEEMED. If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000.00 or any integral multiple thereof) of the principal amount of Debentures of a denomination larger than $1,000.00.

         If any Debenture selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion selected for redemption. Debentures which have been converted during a selection of Debentures to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

         The Trustee shall promptly notify the Company and each Debenture Registrar in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of such Debentures which has been or is to be redeemed.

         SECTION 11.5 NOTICE OF REDEMPTION. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at such Holder's address appearing in the Debenture Register.

         All notices of redemption shall state:

                  (1) the Redemption Date,

                  (2) the Redemption Price,

                  (3) if less than all the Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption of any Debentures, the principal amounts) of the particular Debentures to be redeemed,

                  (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture to be redeemed and that interest thereon will cease to accrue on and after said date,

                  (5) the current Conversion Price, the date on which the right to convert the Debentures to be redeemed will terminate and the place or places where such Debentures may be surrendered for conversion, and

                  (6) the place or places where such Debentures are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         SECTION 11.6 DEPOSIT OF REDEMPTION PRICE. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of all the Debentures which are to be redeemed on that date other than any Debentures called for redemption on that date which have been converted prior to the date of such deposit.

         If any Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Debenture to receive interest as provided in the last paragraph of Section 3.7) be paid to the

Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

         SECTION 11.7 DEBENTURES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, come due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on a Redemption Date which is a regular Interest Payment Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

         If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Debenture.

         SECTION 11.8 DEBENTURES REDEEMED IN PART. Any Debenture which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.

         SECTION 11.9 CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures by an agreement with one or more investment bankers or other purchasers to purchase such Debentures by paying to the Trustee in trust for the Holders, before the close of business not later than the Business Day prior to the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest accrued to the date fixed for redemption, of such Debentures. Notwithstanding anything to the contrary contained in this Article Eleven, the obligation of the Company to pay the Redemption Price of such Debentures, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. The Company shall promptly notify the Trustee in writing if it shall have entered into any such arrangement. If such an agreement is entered into, any Debentures for which a notice of redemption has been sent to Holders but as to which irrevocable conversion notices have not been timely received may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Thirteen) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption, subject to payment of the above amount as aforesaid. The Trustee shall hold and dispose of any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of Debentures; PROVIDED, HOWEVER, that notwithstanding such deemed conversion of Debentures by the purchasers, the Trustee shall pay to the Holders of such Debentures any amounts due and payable to such Holders as though such Debentures were redeemed by such Holders. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Debentures between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.


                                   ARTICLE XII

                           Subordination of Debentures

         SECTION 12.1 DEBENTURES SUBORDINATE TO SENIOR INDEBTEDNESS. The Company covenants and agrees, and each Holder of a Debenture, by such Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article Four), the payment of the principal of (and premium, if any) and interest on each and all of the Debentures (including any repurchases or payments pursuant to Article 14) are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

         SECTION 12.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Debentures are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of (or premium, if any) or interest on the Debentures (including any repurchase pursuant to
Article 14) (all such payments and distributions herein referred to, individually and collectively, as a "Debentures Payment"), and to that end the holders of all Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Debentures Payment which may be payable or deliverable in respect of the Debentures in any such Proceeding.

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Debenture shall have received any Debentures Payment prohibited by the foregoing provisions of this Section before all Senior Indebtedness is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, have been made known to the Trustee or, as the case may be, such Holder, at or prior to the time of such Debentures Payment, then and in such event such Debentures Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substan-tially the same extent as the Debentures are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this
Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

         SECTION 12.3 NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT. Upon the happening of an event of default (or if any event of default would result upon any payment with respect to the Debentures) with respect to any Senior Indebtedness as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and if the default is other than default in payment of the principal of, premium, if any, or interest on such Senior Indebtedness, upon written notice thereof given to the Company and the Trustee by the holders of such Senior Indebtedness or their representative, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no Debentures Payment shall be made by the Company.

         In the event that, notwithstanding the foregoing, the Company shall make any Debentures Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such Debentures Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Debentures Payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any Debentures Payment with respect to which Section 12.2 would be applicable.

         SECTION 12.4 PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Article or elsewhere in this Indenture or in any of the Debentures shall prevent
(a) the Company, at any time except during the pendency of any Proceeding referred to in Section 12.2 or under the conditions described in Section 12.3, from making Debentures Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Debentures Payments or the retention of such Debentures Payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such Debentures Payment would have been prohibited by the provisions of this Article.

         SECTION 12.5 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full of all amounts due or to become due on or in respect of Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property, and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         SECTION 12.6 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company) , to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on, and to make any repurchases required by Article 14 of, the Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

         SECTION 12.7 TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of a Debenture by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

         SECTION 12.8 NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         SECTION 12.9 NOTICE TO TRUSTEE. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Debentures, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, the Trustee shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on, or amounts payable upon repurchase of, any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

         Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 12.10 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 12.11 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

         SECTION 12.12 RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

         SECTION 12.13 ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Section 12.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         SECTION 12.14 CERTAIN CONVERSIONS DEEMED PAYMENT. For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Debentures in accordance with Article Thirteen shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Debentures or on account of the purchase or other acquisition of Debentures, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Debenture shall be deemed to constitute payment on account of the principal of such Debenture. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors or the Holders of the Debentures, the right, which is absolute and unconditional, of the Holder of any Debenture to convert such Debenture in accordance with Article Thirteen.


                                  ARTICLE XIII

                            Conversion of Debentures

         SECTION 13.1 CONVERSION PRIVILEGE AND CONVERSION PRICE. Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Debenture or any portion of the principal amount thereof which is $1,000.00 or an integral multiple thereof may be converted, beginning December 7, 1993, at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on October 1, 2000. In case a Debenture or portion thereof is called for redemption at the election of the Company or delivered for repurchase pursuant to Article 14, such conversion right in respect of the Debenture or portion so called shall expire at the close of business on the Redemption Date or the Repur-chase Date (as defined in Article 14), as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase.

         The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $30.31 per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in this Article Thirteen.

         A Holder is not entitled to any rights of a holder of Common Stock by virtue of its ownership of Debentures until such Holder has converted such Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article Thirteen.

         SECTION 13.2 EXERCISE OF CONVERSION PRIVILEGE. In order to exercise the conversion privilege, the Holder of any Debenture to be converted shall surrender such Debenture, at any office or agency of the Company maintained for that purpose pursuant to Section 10.2, accompanied by fully executed written notice, in the form set forth on the reverse of the Debenture, that the Holder elects to convert such Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Debentures surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (the "Interest Period") shall be accompanied (except in the case of Debentures or portions thereof which have been called for redemption on a Redemption Date within such period) by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Debentures being surrendered for conversion; PROVIDED that no payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Debentures. Subject to the provisions of
Section 3.7 relating to the payment of Defaulted Interest by the Company, the interest payment with respect to a Debenture called for redemption during an Interest Period shall be payable on such Interest Payment Date to the Holder of such Debenture at the close of business on such Regular Record Date notwithstanding the conversion of such Debenture during an Interest Period and the Holder converting such Debenture need not include a payment of such interest payment amount upon surrender of such Debenture for conversion. Holders of Debentures on any Regular Record Date who convert Debentures on or after the corresponding Interest Payment Date will receive the interest payable by the Company on such Interest Payment Date and need not include payment in the amount of such interest upon such surrender of such Debentures for conversion. Except as provided in the preceding sentence and subject to the final paragraph of
Section 3.7, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Debentures surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

         Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Debentures as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 13.3.

         In the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Debenture.

         SECTION 13.3 FRACTIONS OF SHARES. No fractional shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Debenture or Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the daily Closing Price per share of Common Stock (consistent with Section 13.4(g) below) at the close of business on the day of conversion.

         SECTION 13.4 ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted from time to time by the Company as follows:

         (a) In case the Company shall (i) pay a dividend or make a distribution, in shares of its Common Stock, on its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above had the Debenture been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution except as provided in subsection

13.4(i), and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification. If any such dividend or distribution is not so paid or made, the Conversion Price then in effect shall be appropriately readjusted.

         (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock (as defined in subsection (g) below) as of the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior to the issuance of the rights or warrants shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of the rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to such issuance) plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (without giving effect to such issuance) plus the number of additional shares of Common Stock offered for subscription or purchase. The adjustment provided for in this subsection (b) shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in subsection 13.4(i), after such record date. In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors (which determination, if made in good faith, shall be conclusive).

         (c) In case the Company shall pay a dividend or make a distribution to all holders of its Common Stock of any shares of capital stock of the Company (other than Common Stock) or any evidence of indebtedness or assets (excluding cash dividends or other distributions to the extent paid from retained earnings or surplus of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) above), then in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination, if made in good faith, shall be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants appli-cable to one share of Common Stock, and of which the denominator shall be the Current Market Price per share of the Common Stock on such record date, PROVIDED, HOWEVER, that in the event the then fair market value (as so determined) of the portion of securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of Debentures shall have the right to receive the amount and kind of securities such Holder would have received had such Holder converted each such Debenture immediately prior to the record date for the distribution of the securities. Such adjustment shall become effective immediately, except as provided in subsection 13.4(i), after the record date for the determination of stockholders entitled to receive such distribution.

         (d) Notwithstanding anything in subsections (b) and (c) above, if such rights or warrants shall by their terms provide for an increase or increases with the passage of time or otherwise in the price payable to the Company upon the exercise thereof, the Conversion Price upon any such increase becoming effective shall forthwith be readjusted (but to no greater extent than originally adjusted by reason of such issuance or sale) to reflect the same. Upon the expiration or termination of such rights or warrants, if any such rights or warrants shall not have been exercised, then the Conversion Price shall forthwith be readjusted and thereafter be the rate which it would have been had an adjustment been made on the basis that the only rights or warrants so issued or sold were those so exercised and they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all options, rights or warrants whether or not exercised and the Company issued and sold a number of shares of Common Stock equal to those actually issued upon exercise of such rights, and such shares were issued and sold for a consideration equal to the aggregate exercise price in effect under the exercise rights actually exercised at the respective dates of their exercise. For purposes of subsections (b) and (d), the aggregate consideration received by the Company in connection with the issuance of shares of Common Stock or of rights or warrants shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon the exercise of such rights or warrants into shares of Common Stock.

         (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 13.11 applies or as part of a distribution referred to in paragraph (c) of this Section) in an aggregate amount that, combined together with (1) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (e) has been made and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (f) of this Section has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall he reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock on such date for determination.

         (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (f) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (e) of this Section has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per share of the Common Stock on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

         (g) The Current Market Price per share of Common Stock at any date shall be deemed to be the average of the Closing Prices for the thirty consecutive Trading Days (as defined below) commencing forty-five Trading Days before the record date with respect to any distribution, issuance or other event requiring such computation. The Closing Price for each day shall be (i) the last reported sale price of Common Stock on the National Market System of the National Association of Securities Dealers Inc. Automated Quotation System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least fifteen of the thirty days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal securities exchange on which such class of stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the Closing Price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the Closing Price of Common Stock on any day or the average of such Closing Prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. As used herein, the term "Trading Days" with respect to Common Stock means (i) if the Common Stock is quoted on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ/NMS") or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (ii) if not quoted as de-scribed in clause (i), days on which quotations are reported by the National Quotation Bureau Incorporated, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

         (h) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED that any adjustments which by reason of this subsection (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and PROVIDED, FURTHER, that adjustment shall be required and made in accordance with the provisions of this Article 13 (other than this Section 13.4(h)) not later than such time as may be required in order to preserve the tax free nature of the distribution to the holders of shares of Common Stock. All calculations under this Article 13 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 13.4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 13.4, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) or securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable for such stockholders.

         (i) In any case in which this Section 13.4 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon conversion before giving effect to such adjustment and (B) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 13.3.

         SECTION 13.5 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE. Whenever the Conversion Price is adjusted as herein provided:

                  (a) the Company shall compute the adjusted Conversion Price in accordance with Section 13.4 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Debentures pursuant to Section 10.2; and

                  (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Debenture Register.

         SECTION 13.6 NOTICE OF CERTAIN CORPORATE ACTION. In case:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash; or

                  (b) the Company shall authorize the granting to the holders of its Common Stock generally of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights or warrants; or

                  (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then, the Company shall cause to be filed with the Trustee and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Debenture Register, as promptly as possible, but at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (e) of this Section 13.6.

         SECTION 13.7 COMPANY TO RESERVE COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Debentures, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Debentures.

         SECTION 13.8 TAXES ON CONVERSIONS. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

         SECTION 13.9 COVENANT AS TO COMMON STOCKS. The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable and, except as provided in
Section 13.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

         SECTION 13.10 CANCELLATION OF CONVERTED DEBENTURES. All Debentures delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in
Section 3.9.

         SECTION 13.11 PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Debenture then outstanding shall have the right thereafter, during the period such Debenture shall be convertible as specified in Section 13.1, to convert such Debenture only into the kind and amount of securities, cash or other assets receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Debenture might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company is not a Person with which the Company consolidated or into which the Company merged or which merged into the Com-pany or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person. The supplemental indenture also shall provide that if in connection with such consolidation, merger, sale or transfer, each holder of Common Stock is entitled to elect to receive either securities, cash or other assets receivable upon such consolidation, merger, sale or transfer, the Company or the surviving or transferee corporation shall provide each holder of securities with the right to elect to receive the securities, cash or other assets into which the Debentures held by such Holder shall be convertible after completion of such consolidation, merger, sale or transfer on the same terms and subject to the same conditions applicable to holders of Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

         SECTION 13.12 TRUSTEE'S DISCLAIMER. The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures. The Trustee shall not be responsible for the Company's failure to comply with this Article Thirteen.


                                   ARTICLE XIV

                     Repurchase of Debentures at the Option
                         of the Holder Upon a Risk Event

         SECTION 14.1 RIGHT TO REQUIRE REPURCHASE. In the event that a Risk Event (as hereinafter defined) shall occur, then each Holder shall have the right, at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Debentures, or any portion of the principal amount thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") that is thirty (30) calendar days after the date of the Company Notice (as defined in Section 14.2) for cash at a purchase price equal to 100% of the principal amount of the Debentures to be repurchased without payment of any accrued interest to the Repurchase Date (the "Repurchase Price"). Such right to require the repurchase of the Debentures shall not continue after a discharge of the Company from its obligations with respect to the Debentures in accordance with Article 4, unless a Risk Event shall have occurred prior to such discharge.

         SECTION 14.2 NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC.

         (1) Unless the Company shall have theretofore called for redemption all of the Outstanding Debentures, on or before the fifteenth (15th) calendar day after the occurrence of a Risk Event, the Company or, at the request of the Company, the Trustee, shall mail to all Holders a notice (the "Company Notice") of the occurrence of the Risk Event and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee and cause a copy of such notice of a repurchase right, or a summary of the information contained therein, to be published in a newspaper of general circulation in The City of New York, New York.

         Each notice of a repurchase right shall state:

                  (a) the Repurchase Date,

                  (b) the date by which the repurchase right must be exercised,

                  (c) the Repurchase Price,

                  (d) a description of the procedure which a Holder must follow to exercise a repurchase right, and

                  (e) the conversion price then in effect, the date on which the right to convert the principal amount of the Debentures to be repurchased will terminate and the place or places where such Debentures may be surrendered for conversion.

         No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Debentures.

         If any of the foregoing provisions are inconsistent with applicable law, such law shall govern.

         (2) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the close of business on the Repurchase Date (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Debentures to be repurchased, a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Debentures with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable, except that the right of the Holder to convert the Debentures with respect to which the repurchase right is being exercised shall continue until the close of business on the Repurchase Date.

         (3) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Repurchase Price in cash to the Holder on the Repurchase Date; PROVIDED, HOWEVER, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Debentures, or one or more predecessor Debentures, registered as such at the close of business on the relevant Regular Record Date according to the terms and provisions of Article 3.

         (4) If any Debenture surrendered for repurchase shall not be so paid on the Repurchase Date, the principal shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate borne by the Debenture and each Debenture shall remain convertible into Common Stock until the principal of such Debenture shall have been paid or duly provided for.

         (5) Any Debenture which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, containing identical terms and conditions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Debenture so surrendered.

         (6) Prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Repurchase Price of the Debentures that are to be repaid on the Repurchase Date.

         SECTION 14.3 CERTAIN DEFINITIONS. For purposes of this Article
Fourteen,

         (1) the term "beneficial owner" shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended;

         (2) the term "Person" shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, as in effect on the date of the original execution of this Indenture; and

         (3) a "Risk Event" shall be deemed to have occurred at such time as:

         (i) any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company) is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such person or group is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage); or

         (ii) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale or transfer of all or substantially all of the assets of the Company to another Person (other than a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of Common Stock); or

         (iii) a change in the Board of Directors of the Company in which the individuals who constituted the Board of Directors of the Company at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

PROVIDED, HOWEVER, that a Risk Event described in subsection (i) or (ii) above shall not be deemed to have occurred if the transaction or transactions which would otherwise constitute a Risk Event are approved at least 10 days prior to the consummation of such transaction or transactions by (i) a majority of the members of the Company's Board of Directors, if such approval is obtained at a meeting of the Board of Directors held in accordance with the laws of the Company's state of incorporation, or (ii) all of the members of the Board of Directors of the Company, if such approval is obtained by written consent.

                           --------------------------

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                     QUANTUM HEALTH RESOURCES, INC.


                                     -------------------------------------------
                                     Name:  Wm. James Nicol
                                     Title: Chief Financial Officer
Attest:


---------------------------------
Name:  Richard A. Fink
Title: Secretary

                                     FIRST TRUST NATIONAL ASSOCIATION


                                     -------------------------------------------
                                     Name:
                                     Title:



Attest:


----------------------------------
Name:
Title:

                                                        -3-



STATE OF ______________               )
                                      )     ss.:
______________ COUNTY                 )

         On the _____ day of October _____, 1993, before me personally came ,to me known, who, being by me duly sworn, did depose and say that [he--she] is of Quantum Health Resources, Inc., one of the corporations described in and which executed the foregoing instrument; that [he--she] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he--she] signed [his--her] name thereto by like authority.


                                             -----------------------------------




STATE OF ______________               )
                                      )     ss.:
______________ COUNTY                 )

         On the _____ day of October _____, 1993, before me personally came ,to me known, who, being by me duly sworn, did depose and say that [he--she] is of First Trust National Association, one of the corporations described in and which executed the foregoing instrument; that [he--she] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he--she] signed [his--her] name thereto by like authority.


                                             -----------------------------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                     QUANTUM HEALTH RESOURCES, INC.


                                     -------------------------------------------
                                     Name:
                                     Title:
Attest:


---------------------------------
Name:
Title:

                                     FIRST TRUST NATIONAL ASSOCIATION


                                     -------------------------------------------
                                     Name:
                                     Title:



Attest:


----------------------------------
Name:
Title:

STATE OF ______________               )
                                      )     ss.:
______________ COUNTY                 )

         On the _____ day of October _____, 1993, before me personally came ,to me known, who, being by me duly sworn, did depose and say that [he--she] is of Quantum Health Resources, Inc., one of the corporations described in and which executed the foregoing instrument; that [he--she] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he--she] signed [his--her] name thereto by like authority.


                                             -----------------------------------




STATE OF ______________               )
                                      )     ss.:
______________ COUNTY                 )

         On the _____ day of October _____, 1993, before me personally came ,to me known, who, being by me duly sworn, did depose and say that [he--she] is of First Trust National Association, one of the corporations described in and which executed the foregoing instrument; that [he--she] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he--she] signed [his--her] name thereto by like authority.


                                             -----------------------------------